UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2009 (September 25, 2009)

THE NASDAQ OMX GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32651	52-1165937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Liberty Plaza, New York, New York	10006
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: +1 212 401 8700

No change since last report

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On September 25, 2009, The NASDAQ OMX Group, Inc. (the “Company”) entered into a Conversion Agreement (the “Conversion Agreement”) with Silver Lake Partners TSA, L.P., Silver Lake Investors, L.P., Silver Lake Partners II TSA, L.P., Silver Lake Technology Investors II, L.P. and Edward J. Nicoll (each, a “Holder” and, together, the “Holders”), as holders of approximately $119.6 million aggregate principal amount of The NASDAQ Stock Market LLC’s 3.75% Series A Convertible Notes due 2012 (the “Notes”). The Holders agreed to convert all of the Notes, held by them in accordance with the terms of the Notes, which resulted in the issuance of an aggregate of 8,246,680 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”). Following this conversion, approximately $0.5 million aggregate principal amount of the Notes (which is not held by the Holders) remains outstanding.

In return, the Company also paid the Holders and certain of their affiliates an aggregate of $9.8 million in cash (including approximately $800,000 in accrued interest payments through September 30, 2009), and agreed to issue to the Holders shares of the Company’s Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), with a liquidation preference of $16 million, on the terms and conditions set forth in the Conversion Agreement. If the Company receives approval of its stockholders at the next annual stockholders’ meeting to convert the Series A Preferred Stock into Common Stock, the Series A Preferred Stock will automatically convert into shares of Common Stock at such time.

In connection with the Conversion Agreement, the Company and the Holders also entered into a Registration Rights Agreement dated as of September 25, 2009, which provides the Holders with certain “demand” and “piggyback” registration rights with respect to the shares of Series A Preferred Stock and the Common Stock into which the Series A Preferred Stock is convertible upon stockholder approval.

The Series A Preferred Stock and the underlying Common Stock issuable upon conversion of the Series A Preferred Stock will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Series A Preferred Stock will be issued to a limited number of existing institutional investors and one accredited investor in reliance on exemptions from registration pursuant to Section 4(2) of the Securities Act.

Item 8.01.	Other Information.

On October 1, 2009, The NASDAQ OMX Group, Inc. issued a press release announcing the entry into the Conversion Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
99.1	Press Release dated October 1, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2009	THE NASDAQ OMX GROUP, INC.

/S/ EDWARD S. KNIGHT
Edward S. Knight
Executive Vice President and General Counsel

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